Exhibit 32.1

CERTIFICATION

In connection with the periodic report of Sysorex Global Holding Corp. (the “Company”) on Form 10-Q for the period ended March 31, 2015 as filed with the Securities and Exchange Commission (the “Report”), we, Nadir Ali, Chief Executive Officer (Principal Executive Officer) and Wendy F. Loundermon, Interim Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

             (1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

             (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 14, 2015

/s/ Nadir Ali

Nadir Ali

Chief Executive Officer
(Principal Executive Officer)

/s/ Wendy F. Loundermon

Wendy F. Loundermon

Interim Chief Financial Officer
(Principal Financial and Accounting Officer)